Exhibit 99.1

[LOGO] Endurance

                                         Contacts
                                         Bryan Melgar, Investor Relations
                                         Phone: (441) 278-0491
                                         Email: bmelgar@endurance.bm

                                         Marianne Navickas, Corporate
                                         Communications
                                         Phone: (441) 278-0420
                                         Email: mnavickas@endurance.bm

ENDURANCE SPECIALTY HOLDINGS REPORTS SECOND QUARTER 2003 RESULTS

      o     NET INCOME INCREASES 113% TO $66.8 MILLION

HAMILTON, Bermuda - July 29, 2003 - Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported second quarter 2003 net income of $66.8 million or $0.99 per diluted share versus net income of $31.3 million or $0.52 per diluted share in the second quarter of 2002. In the second quarter 2003, operating income, which excludes after-tax realized investment gains and foreign exchange gains, was $61.3 million or $0.91 per diluted share, 111% higher than for the second quarter of 2002. For the six months ended June 30, 2003, net income was $118.0 million or $1.85 per diluted share. Operating income for the first half of 2003 was $106.2 million or $1.66 per diluted share, up 226% from the first half of 2002. Annualized operating return on average equity during the second quarter of 2003 was 16.3%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, "The strong results for the quarter provide further evidence of the success of our strategy of writing both casualty and property businesses, maintaining a conservative balance sheet, and identifying and delivering value-enhancing acquisitions. In the second quarter, we experienced increasingly strong results from our casualty segments, which benefited from selective underwriting and a continued strong pricing environment."

"We created Endurance to consistently deliver profitable growth for our shareholders," continued LeStrange. "In May, Endurance purchased the renewal rights to the property casualty line of business from HartRe. After exhaustive due diligence, we acquired the rights to profitable business without assuming any historical liability risk. The transaction contributed $8.5 million in underwriting profits in the second quarter."

Gross premiums written and acquired were $652.7 million in the quarter ended June 30, 2003, an increase of 147% from the $264.3 million in gross premiums written and acquired for the second quarter of 2002. For the first half of 2003, Endurance had gross premiums written and acquired of $1.0 billion. Earned premiums in the quarter were $292.5 million, an increase of 289% from the second quarter of 2002.

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Gross premiums in the quarter included $396 million in gross premiums acquired as part of the Company's acquisition of the majority of the in-force assumed reinsurance business underwritten by HartRe Company L.L.C. In the second quarter of 2002, Endurance acquired the property catastrophe portfolio of LaSalle Re Limited, which added $88 million in gross premiums during the period.

The combined ratio was 84.2% in the second quarter of 2003 compared to 75.0% in the second quarter of 2002. The loss ratio was 56.6% in the quarter compared to 48.3% in the second quarter of 2002, reflecting an increasing mix of casualty insurance, casualty treaty reinsurance, and working layer property reinsurance business. The business mix in the second quarter of 2002 included a relatively high proportion of property catastrophe business as a result of the LaSalle Re transaction.

The acquisition expense ratio increased from 16.1% in the second quarter of 2002 to 19.7% in the second quarter of 2003 as a result of an increase in the portion of the Company's business underwritten as reinsurance. During the quarter Endurance's reinsurance business grew both organically and also from the reinsurance business acquired from HartRe. The general and administrative expense ratio fell to 7.9% in the second quarter of 2003, reflecting a significant increase in premiums earned from business in prior periods.

At June 30, 2003, the Company's GAAP shareholder's equity was $1.55 billion or $22.68 per diluted share. Total assets were $3.3 billion and cash and invested assets were $2.34 billion, up over $1.1 billion since the Company's formation in December 2001. Operating cash flow was $226 million in the second quarter of 2003 and $387 million in the first half of 2003, reflecting the continued strong cash flows from Endurance's businesses.

Endurance will host a conference call on Wednesday, July 30, 2003 at 8:30 AM Eastern to discuss the financial results. A live broadcast of the conference call will be available at the investor relations section of Endurance's website, http://www.endurance.bm. Please refer to our website under Investors.

A copy of the Company's financial supplement for the second quarter of 2003 may be obtained on the Company's website at http://www.endurance.bm or by contacting the Company directly.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance's operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best and A- from Standard & Poor's. Endurance's headquarters are located at Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda. Its mailing address is Endurance Group, Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm/.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

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All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, changes in accounting policies, changes in general economic conditions and other factors described in our Final Prospectus (File No. 333-102026) filed with the U.S. Securities and Exchange Commission on February 28, 2003 in connection with our initial public offering.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                           CONSOLIDATED BALANCE SHEETS

        (in thousands of United States dollars, except per share amounts)

                                                                       June 30,      December 31,
                                                                         2003            2002
                                                                      ----------     ------------
Assets
Cash and cash equivalents                                             $  290,983      $  256,840
Fixed maturity investments available for sale, at fair value           2,044,726       1,406,409
Premiums receivable, net                                                 654,446         264,355
Deferred acquisition costs                                               198,855          81,676
Prepaid reinsurance premiums                                               3,517           7,501
Accrued investment income                                                 16,020          11,209
Intangible assets                                                         34,058          14,344
Other assets                                                              15,267          12,260
                                                                      ----------      ----------
Total Assets                                                          $3,257,872      $2,054,594
                                                                      ==========      ==========

Liabilities
Reserve for losses and loss expenses                                  $  492,739      $  200,840
Reserve for unearned premiums                                            929,969         403,305
Reinsurance balances payable                                              27,262          16,443
Bank debt                                                                141,429         192,000
Net payable for investments purchased                                     95,210           6,470
Other liabilities                                                         23,461          18,036
                                                                      ----------      ----------
Total Liabilities                                                      1,710,070         837,094
                                                                      ----------      ----------

Shareholders' Equity

Common shares
Ordinary - 63,661,185 issued and outstanding (2002 - 54,061,185)          63,661          54,061
Class A - 938,815 issued and outstanding (2002 - 938,815)                    939             939
Additional paid-in capital                                             1,205,875       1,009,415
Accumulated other comprehensive income                                    62,136          50,707
Retained earnings                                                        215,191         102,378
                                                                      ----------      ----------
Total shareholders' equity                                             1,547,802       1,217,500
                                                                      ----------      ----------

Total liabilities and shareholders' equity                            $3,257,872      $2,054,594
                                                                      ==========      ==========

Book Value per Common Share
Diluted common shares outstanding                                         68,253          56,017
Diluted book value per common share                                   $    22.68      $    21.73
                                                                      ==========      ==========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

        (in thousands of United States dollars, except per share amounts)

                                                     Quarter Ended                Six Months Ended
                                               ------------------------      --------------------------
                                                June 30,       June 30,        June 30,        June 30,
                                                  2003           2002            2003            2002
                                               ---------      ---------      -----------      ---------
Revenues
Gross premiums written and acquired            $ 652,656      $ 264,266      $ 1,014,771      $ 395,187
                                               =========      =========      ===========      =========

Net premiums written and acquired              $ 652,349      $ 242,773      $ 1,012,403      $ 373,694
Change in unearned premiums                     (359,883)      (167,643)        (530,284)      (280,932)
                                               ---------      ---------      -----------      ---------

Net premiums earned                              292,466         75,130          482,119         92,762
Net investment income                             16,666         10,249           31,022         15,867
Net foreign exchange gains                         2,088          1,403            4,594          1,118
Net realized gains on sales of investments         3,513            892            7,917            892
                                               ---------      ---------      -----------      ---------
Total revenues                                   314,733         87,674          525,652        110,639
                                               ---------      ---------      -----------      ---------

Expenses
Losses and loss expenses                         165,531         36,293          269,676         45,864
Acquisition expenses                              57,481         12,069           92,041         14,777
General and administrative expenses               23,077          7,992           42,543         15,421
Amortization of intangibles                          945             --            1,350             --
Interest expense                                   1,173             --            2,380             --
                                               ---------      ---------      -----------      ---------
Total expenses                                   248,207         56,354          407,990         76,062
                                               ---------      ---------      -----------      ---------

Income before income taxes                        66,526         31,320          117,662         34,577
Income tax benefit                                   265             --              330             --
                                               ---------      ---------      -----------      ---------
Net income                                     $  66,791      $  31,320      $   117,992      $  34,577
                                               =========      =========      ===========      =========

Per share data
Weighted average number of common and
common equivalent shares outstanding:
Basic                                             64,733         60,000           61,614         60,000
Diluted                                           67,658         60,000           63,771         60,000
Basic earnings per share                       $    1.03      $    0.52      $      1.92      $    0.58
                                               =========      =========      ===========      =========
Diluted earnings per share                     $    0.99      $    0.52      $      1.85      $    0.58
                                               =========      =========      ===========      =========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                          CONSOLIDATED FINANCIAL RATIOS

                                                Quarter Ended          Six Months Ended
                                             --------------------    --------------------
                                             June 30,    June 30,    June 30,    June 30,
                                               2003        2002        2003        2002
                                             --------    --------    --------    --------
GAAP Ratios
Losses and loss expenses ratio                 56.6%       48.3%       55.9%       49.4%
Acquisition expense ratio                      19.7%       16.1%       19.1%       15.9%
General and administrative expense ratio        7.9%       10.6%        8.8%       16.6%
                                               ----        ----        ----        ----
     Combined ratio                            84.2%       75.0%       83.8%       81.9%
                                               ====        ====        ====        ====

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